GLOBAL DATA TRANSFER RIDER TO THE
GLOBAL PLAYSTATION®3 FORMAT LICENSED PUBLISHER AGREEMENT

This Data Transfer Rider to the Global PlayStation®3 Format Licensed Publisher Agreement (the “Rider” or “Data Rider”) is entered into by THQ Inc. (“Publisher”) and Sony Computer Entertainment America LLC. (“SCEA”) and rendered effective as of this 5th day of March, 2012 (the “Effective Date”).

1.    Incorporation

This Rider's terms and conditions are incorporated into and read in conjunction with the terms and conditions of each of the Global PlayStation 3 Format Licensed Publisher's Agreements signed by Publisher (“PS3 LPA”), and all other executed riders to the PS3 LPA.

2.    Definition

2.1 “Directive” means Directive 95/46 EC of the European Parliament and of the Council of 24 October 1995 on the Protection of Individuals with Regard to the Processing of Personal Data and on the Free Movement of Such Data.

2.2    “Online ID” means the unique user name selected by a User.

2.3 “PlayStation®Network” or “PSN” means Sony Computer Entertainment's global online platform, which offers a series of services and features, including the facility to deliver content and services, community and user authentication (and which includes PlayStation Home and the online store currently known as the PlayStation®Store) via the PLAYSTATION®3, PLAYSTATION®Portable and other devices, and including without limitation new services, features and functions developed and offered via PSN after the date of this Rider, and other similar platforms, launched after the date of this Rider.

2.4    “User” means an individual who has registered a PSN account with SCEA.

2.5 “User Data” means in relation to any User any of the following categories of information: (i) email address; (ii) Online ID; (iii) first name; (iv) last name; (v) age; (vi) date of birth; (vii) country; (viii) preferences and settings including communication or content restrictions, parental control setting; (vix) other account information such as friend's list, block list, user entitlements, avatar, language selection; and (x) data modification date, together with such other information relating to Users as SCEA may agree to provide to Publisher from time to time. Such information shall be treated as SCE Materials, SCE Intellectual Property, and SCE Confidential Information.

3.    Territory

The terms of this Rider apply worldwide.

4.    Limited Purposes

Publisher will use User Data for the limited purposes of (i) verification or authentication of a User's identity in PSN; (ii) establishing a separate user account with Publisher; (iii) compliance with all SCEA's requirements or Guidelines; (iv) provision of services to Users according to a separate contract with SCEA in connection with PSN such as gameplay, game administration and technical support; and (v) such other purposes approved by SCEA in writing in advance.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

5.    Explicit Consent and Notice

Prior to the transfer of any User Data to Publisher, Publisher shall: (i) inform the User of Publisher's identity and the purpose(s) for which such User Data will be processed by Publisher (which is limited as set out in this Rider); (ii) obtain explicit consent from the relevant User for such transfer and processing; (iii) provide notice to the User that Publisher's use of the User Data will be subject to Publisher's privacy policy or other terms and conditions and that SCEA is not responsible or liable for the operation of Publisher's site or its use of any information obtained or derived by Publisher; and (iv) comply with SCEA's Guidelines with regard to the use or handling of User Data.

Without limiting the scope of any of the requirements set forth in this Section 5, if SCEA, in its sole discretion, gives its prior written approval that Publisher may use User Data for marketing purposes, then, Publisher must obtain User's explicit consent to use the requested information for marketing purpose for the specific Licensed Product prior to receiving or accessing any User Data.

If, at any time, User withdraws any consent given pursuant to this Section 5, Publisher shall immediately inform SCEA and cease use and collection of User Data. Publisher shall keep an electronic record of all consents given, and any consents withdrawn, by Users and shall make such records available to SCEA upon request. Publisher may not disclose any User Data to any third party except as reasonably necessary to carry out the limited purposes stated in this Rider.

6.    Data Export

Where any User Data is subject to any law, regulation or direction of any competent supervising authority which, in the reasonable opinion of SCEA, restricts the export of such User Data to the Publisher, including without limitation any User Data to which the Directive's provisions apply (“EEA Data”), Publisher shall either:

(i) in the case of EEA Data, obtain and maintain throughout the Term a certification with the US Department of Commerce Safe Harbor framework; or

(ii) in the case of EEA Data, enter into a contract with SCEA in the form of the Standard Contractual Clauses for the transfer of data to data controllers in third countries under the Directive contained in the Annexes to Commission Decision 2001/497/EC or Commission Decision 2004/915/EC or equivalent terms as approved by the European Commission from time to time; or

(iii) demonstrate to SCEA's reasonable satisfaction that Publisher has taken steps to ensure that use, handling or export of User Data to Publisher complies with all applicable laws, regulations and directions of any competent supervising authority.

7.    Requirements

Notwithstanding the requirements set forth in Section 13 of the PS3 LPA, Publisher shall implement and maintain all necessary security procedures and practices including administrative, operational, and technical measures or safeguards appropriate to the nature of the information to protect User Data against unauthorized access, misuse, alternation, or disclosure in accordance with this Rider and applicable laws, regulations and directives.

8.    Reservation

SCEA reserves the right to charge Publishers a processing or service fee in connection with delivery or provision of User Data to Publisher upon prior written notice to Publisher.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

9.    Representations and Warranties of Publisher

Publisher represents and warrants that Publisher:

(i) has the right, power and authority to enter into this Rider and to fully perform its obligations hereunder;

(ii) shall process User Data transferred to Publisher pursuant to this Rider at all times in accordance with all relevant laws, regulations and directions of any competent supervisory authority, including without limitation, where Publisher has certified with the US Department of Commerce Safe Harbor framework, the requirements of such framework;

(iii) shall obtain any approval, license or permit required in the performance of its obligations pursuant to this Rider, including the recording of this Rider with any appropriate governmental authorities (if required);

(iv) shall deal promptly and properly with all reasonable inquiries from SCEA, any User or any competent supervisory authority relating to Publisher's processing of User Data;

(v) shall promptly notify SCEA (within five working days) if it receives: (a) a complaint or request relating to SCEA's obligations under applicable laws or regulations; or (b) any other communication relating directly or indirectly to the processing of any User Data in connection with this Rider;

(vi) shall provide SCEA with full co-operation and assistance in relation to any complaint or request made in respect of any User Data; and

(vii) shall permit SCEA or its external advisers (subject to reasonable and appropriate confidentiality undertakings) to inspect and audit Publisher's data processing activities and those of its agents, subsidiaries and sub-contractors and comply with all reasonable requests or directions by SCEA to enable SCEA to verify Publisher's full compliance with its obligations under this Rider.

10.    Warranty Disclaimer

Except as expressly provided in Section 10.1 of the PS3 LPA, neither SCEA, nor any of its officers, directors, employees, agents or suppliers, make, nor does Publisher receive, any warranties (express, implied or statutory) regarding User Data provided to Publisher pursuant to this Rider. Without limiting the generality of the foregoing, SCEA disclaims any warranties as to the accuracy or completeness of User Data and conditions or other terms implied by any law (including as to merchantability, satisfactory quality or fitness for a particular purpose and warranties against infringement, and the equivalents thereof under the laws of any jurisdiction) to the fullest extent permitted by applicable law. Publisher acknowledges that User Data provided pursuant to this Rider has not been subject to any verification or validation.

11.    Indemnification

Publisher's obligation under Section 11.2 of the PS3 LPA shall include claims arising from breach of any provisions of this Rider. Section 11.3.6 of the PS3 LPA shall not apply to this Section 11 nor shall Section 13 of the PS3 LPA apply to this Rider in respect of the information provided hereunder.

12.    SCE Limitation of Financial Liability

In no event shall SCEA's liability arising under, relating to, or in connection with this Rider, exceed the total amount of US$****.”

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

13.    Termination

This Rider is effective upon the Effective Date and will terminate upon termination of the PS3 LPA or upon sixty (60) days prior written notice to the other party. Thereafter, Publisher shall cease any and all use of User Data for any reason.

14.    Audit

Publisher shall maintain full, complete, and accurate books and records in compliance with Section 16.2 of the PS3 LPA to verify Publisher's compliance with Sections 5, 6 and 7 of this Rider.

15.    Survival

Sections 6, 7, 9, 10, 11, 12, 13, 14 and 15 of this Rider survive the termination of this Rider.

IN WITNESS WHEREOF, the parties have caused this Rider to be duly executed as of the date written above.

SONY COMPUTER ENTERTAINMENT AMERICA LLC	THQ INC.
By: /s/ Philip Rosenberg	By: /s/ Dave Davis
Print name: Philip Rosenberg	Print Name: Dave Davis
Title: Senior Vice President, Sony Computer Entertainment America	Title: SVP Core Studios
Date: 3/13/2012	Date: 3/9/12

NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.